Exhibit 99.1
FOR IMMEDIATE RELEASE
For Investors:
Geoff Jones, VP & Chief Financial Officer
Trico Marine Services, Inc.
(713) 780-9926
Bob Marese
MacKenzie Partners, Inc.
(212) 929-5500
For Media:
Jamie Moser / Marin Kaleya
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449
TRICO MARINE STOCKHOLDERS RE-ELECT COMPANY’S DIRECTOR NOMINEES
Kistefos Director Nominees Rejected by Trico Stockholders
THE WOODLANDS, Texas, June 10, 2009 — Trico Marine Services, Inc. (Nasdaq:TRMA) (the “Company” or “Trico”) today announced that, based on a preliminary review of voting, Trico stockholders appear to have elected to the Trico Board of Directors both of the Company’s incumbent director nominees — Joseph S. Compofelice and Ben A. Guill — at the Company’s 2009 Annual Meeting of Stockholders. Stockholders appear to have voted against electing to the Trico Board of Directors the Kistefos nominees, Christen Sveaas and Åge Korsvold, as well as several related proposals, including one that would have expanded the Board.
The preliminary results also indicate that stockholders have voted in favor of declassifying the Board of Directors. Additionally, stockholders appear to have voted against reducing the threshold needed to request a special meeting and against the proposed director “eligibility” requirement.
“On behalf of Trico’s Board of Directors and management team, we thank our stockholders for their support. Regardless of today’s outcome, Kistefos remains a major stockholder of Trico and we intend to continue to be responsive to the messages we heard in this contest,” said Joe Compofelice, Trico’s Chairman and Chief Executive Officer. “Trico’s Board has the qualifications and experience to provide effective oversight and direction to the company. We remain dedicated to serving the interests of all stockholders and executing our strategy as an integrated provider of subsea, trenching and marine support vessels and services.”
Stockholders also appear to have ratified the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

IVS Associates, Inc., the independent Inspector of Elections, has indicated that it expects to issue a preliminary tabulation of the vote results within two weeks. Final results of the election will be announced once they are certified by the Inspector.
The meeting closed with a presentation by Mr. Compofelice reaffirming the Company’s subsea strategy, noting industry statistics reporting expected growth in this area and the benefit of the Company’s geographic diversification. Mr. Compofelice also reaffirmed the Company’s goal of delivering its balance sheet.
About Trico Marine Group
The Trico Marine Group is an integrated provider of subsea, trenching and marine support vessels and services. Trico’s towing and supply division provides a broad range of marine support services to the oil and gas industry through use of its diversified fleet of vessels including the transportation of drilling materials, supplies and crews to drilling rigs and other offshore facilities; towing drilling rigs and equipment, and support for the construction, installation, repair and maintenance of offshore facilities. Trico’s subsea services and trenching/installation divisions control a well equipped fleet of vessels and operate a fleet of modern ROVs and trenching and other subsea protection equipment. The Trico Marine Group is headquartered in The Woodlands, Texas and has a global presence with operations in the North Sea, West Africa, Mexico, Brazil and Southeast Asia as well as the Gulf of Mexico.
For more information about Trico Marine Services, Inc. visit us on the web at www.tricomarine.com.
Forward Looking Language
Certain statements in this letter that are not historical fact may be “forward looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the Company’s beliefs and expectations and information concerning possible or assumed future performance or results of operations, and are not guarantees. Actual events may differ materially from those projected in any forward-looking statement. There are a number of important factors involving risks and uncertainties beyond the control of the Company that could cause actual events to differ materially from those expressed or implied by such forward-looking statements. A description of risks and uncertainties relating to Trico Marine Services, Inc. and its industry and other factors, which could affect the Company’s results of operations or financial condition, are included in the Company’s Securities and Exchange Commission filings. Trico undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.